                                                                     Exhibit 11


                                 ZONAGEN, INC.
            Statement Regarding Computation of Per Share Earnings
                           As of December 31, 1995


                                                                  AVERAGE
                                                                  SHARES
DATE                  SHARES          DAYS                      OUTSTANDING
----                -----------       ----                      -----------
  1/1/95            3,818,270 X        11         42,000,970        115,071
 1/12/95            3,822,350 X        56        214,051,600        586,443
  3/9/95            3,838,350 X        39        149,695,650        410,125
 4/17/95            3,838,816 X       204        783,118,464      2,145,530
 11/7/95            3,845,712 X        23         88,451,376        242,333
11/30/95            4,052,608 X         6         24,315,648         66,618
 12/6/95            4,093,987 X        23         94,161,701        257,977
12/29/95            4,098,124 X         3         12,294,372         33,683
                                      ---      -------------    -----------
                                      365      1,408,089,781      3,857,780
                                      ---      -------------    -----------
                                      ---      -------------    -----------
                                      Net Loss                  $(4,287,317)
                                                                -----------
                                      LOSS PER SHARE            $     (1.11)
                                                                -----------
                                                                -----------
















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